UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 24, 2007

A.C. Moore Arts & Crafts, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (856) 768-4930

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (the “Report”) of A.C. Moore Arts & Crafts, Inc. (the “Company”) contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the Company’s ability to implement its business and operating initiatives to improve profitability, customer demand and trends in the arts and crafts industry, inventory risks, the effect of economic conditions and gasoline prices, the impact of unfavorable weather conditions, the impact of competitors’ locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, difficulties in implementing measures to reduce costs and expenses and improve margins, supply constraints or difficulties, the effectiveness of and changes to advertising strategies, the costs associated with a change in management, difficulties in determining the outcome and impact of litigation, the impact of the threat of terrorist attacks and war, the Company’s ability to maintain an effective system of internal control over financial reporting, the results of the Company’s review of its inventory accounting practices and other risks detailed in the Company’s Securities and Exchange Commission (“SEC”) filings.
Item 2.02	Results of Operations and Financial Condition.
Item 7.01	Regulation FD Disclosure.
On October 24, 2007, the Company reported preliminary selected results for the third quarter of 2007, which are subject to the completion of the Company’s internal review of its inventory accounting practices, as described below under Item 4.02. A copy of the press release is furnished as Exhibit 99.1 to this Report.
Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
As disclosed in the press release issued on October 24, 2007 and discussed below, the Company is conducting an internal review of its inventory accounting practices. Based solely on the preliminary data currently available, the Audit Committee of the Board of Directors of the Company concluded on October 24, 2007 that the Company will be required to restate its financial statements for the years ended December 31, 2004, 2005 and 2006 contained in the annual report on Form 10-K for the year ended December 31, 2006 and its quarterly reports on Form 10-Q for the first, second and third quarters of 2006 and for the first and second quarters of 2007. The Forms 10-K and 10-Q for these periods should therefore no longer be relied upon. The Audit Committee will not be able to identify the impact on those periods until management has completed its review. Management and the Audit Committee of the Board of Directors have discussed this matter with the Company’s independent registered public accounting firm.
Historically, the Company has valued store inventory on the retail inventory method (“RIM”) at each year end. Inventory balances calculated under RIM approximate inventory balances that would have been obtained if every item of inventory had been valued at the Company’s purchase price through the use of a specific costing method (“SCM”). The Company has used RIM to determine year-end inventory balances because the Company’s systems did not allow for scanning of each stock-keeping unit (“SKU”) during year-end counting of physical inventories at the Company’s stores. For the first three quarters of each year, the Company used a SCM for purposes of determining cost of sales and inventory. Through its point of sale systems, the Company is able to assign a SKU-specific cost to every item sold. Using this data along with estimated inventory shrinkage factors, the Company estimates interim cost of sales and inventory. Inventory held in the Company’s distribution center has historically been and is currently valued for all periods during the year using a SCM.

As disclosed in the Company’s SEC filings, the Company is in the process of developing a perpetual inventory system for more effective tracking of inventory at the store-SKU level. During the third quarter of 2007, as part of initial testing for the planned transition to a perpetual inventory system, the Company valued inventory at a sample of stores using both RIM and a SCM. Based upon this sample, the Company determined that the inventory at the sampled stores valued under the SCM was significantly less than the value as determined when using the Company’s current RIM calculation. In analyzing the difference, management has determined that there was an error in the formula used to value inventory under the Company’s current RIM calculation. While the Company’s internal review is ongoing, to date management believes that this error in the RIM calculation was inadvertent and has occurred since at least 2002. Based on preliminary data, management estimates that total inventory for all periods between December 31, 2004 and June 30, 2007 may be overstated in the range of $15.0 million to $25.0 million.
The Company continues to analyze the difference in order to understand if there are additional errors in the Company’s previously reported inventory balances and financial statements. Management’s estimate is based solely on current preliminary data and is subject to completion of its internal review of its inventory accounting. Management believes that the estimated overstatement accumulated gradually over many years, with a substantial part of the overstatement occurring prior to 2005. Management does not expect that this non-cash reduction in the inventory balance will impact the underlying retail value of the Company’s inventories or future financial performance.
In connection with this internal review of the Company’s inventory accounting, management is assessing the effectiveness of the Company’s internal control over financial reporting. Although management has not completed its assessment, upon completion management will likely conclude that this error in the RIM calculation, singularly or in combination with any other errors identified as part of the internal review, was a material weakness.
Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description

99.1	Press release dated October 24, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.

Date: October 24, 2007	By:	/s/ Amy Rhoades

		Name:	Amy Rhoades
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 24, 2007.